Exhibit 99.1

Flowco Holdings Inc. Reports Third Quarter 2026 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry, today announced financial results for the third quarter ended September 30, 2026.

Key Third Quarter 2026 Highlights

•
Revenues of $258.6 million, generating net income of $40.7 million and Adjusted Net Income1 of $48.0 million
•
Adjusted EBITDA1 of $103.9 million
•
Adjusted EBITDA Margin1 of 40.2%
•
Net cash provided by operating activities of $103.1 million and Free Cash Flow1 of $72.4 million
•
In October 2026, Flowco’s Board of Directors approved a quarterly cash dividend of $0.09 per share
•
In November 2026, Flowco announced the approval by its Board of Directors of a $150 million increase to the Company's existing share repurchase authorization, bringing the total authorization to $200 million
•
Robust liquidity with approximately $365 million of availability under our revolving credit facility as of October 30, 2026

Financial Summary

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Revenues	$258,622	$235,859	$176,941
Net income	40,713	30,944	34,273
Adjusted Net Income (1)	47,973	34,267	37,301
Adjusted EBITDA (1)	103,865	93,884	76,803
Adjusted EBITDA Margin (1)	40.2%	39.8%	43.4%

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered a strong third quarter, with Adjusted EBITDA exceeding the high end of our guidance range and approximately $72 million of free cash flow, representing roughly 70% free cash flow conversion from Adjusted EBITDA. Our performance reflects the benefits of our production optimization orientation and consistent execution across both of our segments. In addition to the continued performance of our rental revenue base, we benefited from accelerated revenue associated with the release of certain rental systems within Surface Equipment, which we are actively working to redeploy based on identified customer demand.

U.S. operators’ focus on enhancing returns from existing assets is driving demand for our solutions as we advance our strategic priorities, including international growth. Valiant continues to exceed our expectations and recently secured an award for future work from a large independent operator through an existing Flowco relationship, demonstrating the cross-selling opportunities across our platform. Subsequent to quarter-end, we completed our acquisition of Lifting Solutions, a meaningful step in expanding our international presence. We are encouraged by the early international momentum across our business units, including incremental orders for ESPs and gas lift equipment in Venezuela and the Middle East, and we believe Lifting Solutions provides an attractive platform to accelerate these efforts.

Our durable cash flow generation and balance sheet provide the flexibility to pursue strategic growth, both organically and through acquisitions like Valiant and Lifting Solutions, while also returning capital to shareholders through dividends and repurchases under our recently expanded authorization. We remain committed to disciplined capital allocation as we seek to create long-term value for our shareholders.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, electric submersible pumps (ESP), conventional gas lift and plunger lift, including a range of digital solutions and other production-related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Production Solutions
Revenues	$178,616	$170,878	$125,596
Adjusted Segment EBITDA (1)	77,959	71,019	55,260
Adjusted Segment EBITDA Margin (1)	43.6%	41.6%	44.0%

Natural Gas Technologies
Revenues	$80,006	$64,981	$51,345
Adjusted Segment EBITDA (1)	30,876	27,759	25,317
Adjusted Segment EBITDA Margin (1)	38.6%	42.7%	49.3%

Corporate
Adjusted Segment EBITDA (1)	$(4,970)	$(4,894)	$(3,774)
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$258,622	$235,859	$176,941
Adjusted EBITDA (1)	103,865	93,884	76,803
Adjusted EBITDA Margin (1)	40.2%	39.8%	43.4%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Third quarter 2026 revenue and Adjusted Segment EBITDA for the Production Solutions segment increased 4.5% and 9.8%, respectively, from the second quarter of 2026, driven by higher Surface Equipment revenue and Adjusted EBITDA. Adjusted Segment EBITDA Margin increased 209 basis points, primarily reflecting a higher proportion of Surface Equipment revenue within the quarter. Third quarter 2026 revenue included approximately $9 million in accelerated rental revenue associated with the release of certain Surface Equipment systems.

Natural Gas Technologies

Third quarter 2026 revenue and Adjusted Segment EBITDA for the Natural Gas Technologies segment increased 23.1% and 11.2%, respectively, from the second quarter of 2026, primarily due to an increase in Natural Gas Systems sales. Adjusted Segment EBITDA Margin decreased 413 basis points, primarily reflecting a higher proportion of Natural Gas Systems revenue within the quarter.

Corporate

Third quarter 2026 Corporate Adjusted Segment EBITDA was largely unchanged at $(5.0) million, compared to $(4.9)

million in the second quarter of 2026.

Balance Sheet & Liquidity

As of October 30, 2026, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $355.7 million and, with a current borrowing base of $721.8 million, had availability under the Credit Agreement of $364.8 million.

Dividend Declaration

On October 30, 2026, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.09 per share of Class A common stock payable on November 24, 2026 to Class A common stockholders of record as of the close of business on November 13, 2026. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.09 per unit to holders of its common units.

Share Repurchase Program

On November 2, 2026, the Company announced that its Board of Directors approved a $150 million increase to the Company’s existing share repurchase program, bringing the total authorization to $200 million of the Company’s Class A common stock. The expanded program has no expiration date.

Conference Call and Webcast Information

Flowco will host a conference call on Wednesday, November 4, 2026, at 8:00 a.m. Eastern Time to discuss third quarter 2026 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available three hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13763393. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry. The Company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company’s growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended

December 31, 2025, in our subsequent quarterly reports on Form 10-Q and in our other filings filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(in thousands except share and per share amounts)
Revenues:
Rentals	$141,756	$132,670	$106,966	$396,299	$306,366
Sales	116,866	103,189	69,975	307,712	256,140
Total revenues	258,622	235,859	176,941	704,011	562,506
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	36,870	35,221	29,295	104,643	83,748
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	84,646	74,209	44,888	221,259	173,033
Selling, general and administrative expenses	39,846	35,655	28,980	111,977	92,197
Depreciation and amortization	48,907	49,372	38,953	139,774	106,237
Loss on sale of equipment	422	184	232	916	255
Income from operations	47,931	41,218	34,593	125,442	107,036
Other expenses:
Interest expense, net	(4,856)	(5,597)	(2,757)	(14,801)	(14,567)
Other income (expense), net	(233)	(29)	229	(723)	521
Total other expenses	(5,089)	(5,626)	(2,528)	(15,524)	(14,046)
Income before provision for income taxes	42,842	35,592	32,065	109,918	92,990
Income tax benefit (provision)	(2,129)	(4,648)	2,208	(10,807)	(4,320)
Net income	40,713	30,944	34,273	99,111	88,670
Net income attributable to redeemable non-controlling interests	20,588	18,429	21,756	59,029	64,510
Net income attributable to Flowco Holdings Inc.	$20,125	$12,515	$12,517	$40,082	$24,160

Earnings per share:
Basic	$0.45	$0.29	$0.46	$1.01	$0.92
Diluted	$0.40	$0.28	$0.32	$0.94	$0.82
Weighted average shares outstanding:
Basic	44,363,299	42,857,602	27,445,906	39,678,482	26,338,938
Diluted	91,410,610	43,971,042	90,661,805	91,348,060	90,890,091

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	September 30, 2026	December 31, 2025
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$137,815	$4,522
Accounts receivable, net of allowances for credit losses	146,631	100,465
Inventory	189,608	149,590
Prepaid expenses and other current assets	30,235	5,615
Total current assets	504,289	260,192
Property, plant and equipment, net	855,821	797,534
Operating lease right-of-use assets	25,713	17,556
Finance lease right-of-use assets	29,018	25,861
Intangible assets, net	296,955	273,437
Goodwill	304,002	249,692
Deferred tax asset	40,808	16,692
Other assets	4,414	5,387
Total assets	$2,061,020	$1,646,351

Liabilities, redeemable non-controlling interests and stockholders' equity
Current liabilities:
Accounts payable	$49,527	$22,827
Accrued expenses	66,364	26,909
Current portion of tax receivable agreement liability	3,500	—
Current portion of operating lease obligations	8,479	8,004
Current portion of finance lease obligations	14,089	12,895
Deferred revenue	16,034	7,376
Total current liabilities	157,993	78,011
Long-term liabilities:
Long-term debt, net	363,449	167,819
Tax receivable agreement liability	131,898	21,952
Operating lease obligations, net of current portion	17,504	9,783
Finance lease obligations, net of current portion	11,318	10,862
Total long-term liabilities	524,169	210,416
Total liabilities	682,162	288,427
Commitments and contingencies
Redeemable non-controlling interests	833,060	1,129,298
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 44,960,812 shares issued and outstanding as of September 30, 2026; 300,000,000 shares authorized; 29,091,960 shares issued and outstanding as of December 31, 2025.	4	3
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 45,439,646 shares issued and outstanding as of September 30, 2026; 150,000,000 shares authorized; 60,562,983 shares issued and outstanding as of December 31, 2025.	5	6
Additional paid-in capital	344,945	40,731
Retained earnings	200,844	187,886
Total stockholders' equity to Flowco Holdings Inc.	545,798	228,626
Total liabilities, redeemable non-controlling interests and stockholders' equity	$2,061,020	$1,646,351

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$40,713	$34,273	$99,111	$88,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,907	38,953	139,774	106,237
Provision for inventory obsolescence	655	362	1,807	1,636
Amortization of operating right-of-use assets	2,757	2,616	8,056	6,627
Amortization of deferred financing costs	338	338	1,013	1,012
Loss on sale of equipment	422	232	916	255
Gain on lease termination	(24)	(528)	(66)	(791)
Stock-based compensation	4,262	1,479	10,422	9,470
Provision for deferred income taxes	1,769	(2,208)	9,554	(780)
Allowance for credit losses	376	610	959	1,551
Changes in operating assets and liabilities:
Accounts receivable	(1,538)	3,188	(16,534)	(168)
Inventory	(4,614)	(8,634)	(7,026)	(9,575)
Prepaid expenses and other current assets	(4,791)	1,700	(17,566)	2,314
Other assets and liabilities	5	(8)	(41)	(74)
Accounts payable - trade	4,243	(1,006)	20,254	1,008
Accrued expenses	16,126	7,054	30,163	359
Deferred revenue	(2,879)	6,615	4,498	4,536
Operating lease liabilities	(2,994)	(2,826)	(8,552)	(6,417)
Finance lease liabilities	(632)	257	299	1,324
Net cash provided by operating activities	103,101	82,467	277,041	207,194
Cash flows from investing activities
Net cash paid in Valiant acquisition	—	—	(161,846)	—
Asset acquisition	—	(71,813)	—	(71,813)
Additions to property, plant and equipment	(30,710)	(39,663)	(102,569)	(103,283)
Payment of contingent consideration related to a business combination	—	(548)	—	(548)
Proceeds from sale of property, plant and equipment	227	164	332	434
Payment for capitalized patent costs	(180)	(339)	(494)	(434)
Net cash used in investing activities	(30,663)	(112,199)	(264,577)	(175,644)
Cash flows from financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	—	—	—	461,803
Payment of offering costs	—	—	—	(2,458)
Repurchase of Class A common stock	—	(15,000)	(16,516)	(15,000)
Payments on long-term debt	(244,417)	(166,788)	(780,820)	(906,785)
Proceeds from long-term debt	309,458	222,366	976,450	493,497
Payments on finance lease obligations	(4,668)	(5,383)	(12,888)	(11,046)
Proceeds on finance lease terminations	132	36	168	349
Purchase of LLC Interests from Continuing Equity Owners	—	—	—	(20,876)
Payment of debt issuance costs	—	—	—	(13)
Payment of dividend equivalent units	(29)	(10)	(31)	(10)
Payments of selling commissions and fees	—	—	(69)	—
Distributions to members of Flowco LLC	(4,174)	(4,911)	(29,215)	(23,703)
Dividends paid to Flowco Holdings Inc. shareholders	(10,114)	(2,334)	(16,250)	(4,392)
Net cash provided by (used in) financing activities	46,188	27,680	120,829	(28,930)
Net increase (decrease) in cash and cash equivalents	118,626	(2,052)	133,293	2,620
Cash and cash equivalents
Beginning of period	19,189	9,287	4,522	4,615
End of period	$137,815	$7,235	$137,815	$7,235

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Similarly, Free Cash Flow does not represent our residual cash flow for discretionary expenditures, since the calculation of this measure does not reflect certain debt service requirements or certain other non-discretionary expenditures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, and (iv) non-recurring charges. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Net income	$40,713	$30,944	$34,273
Transaction-related expenses (1)	1,716	66	—
Share-based compensation expense (2)	4,262	3,073	1,479
Non-recurring charges (3)	860	—	1,317
Loss on sale of equipment	422	184	232
Adjusted Net Income	$47,973	$34,267	$37,301

(1)
Represents transaction-related and business combination expenses associated with the Lifting Solutions acquisition that began to be incurred in the third quarter 2026. These costs were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards granted to our employees and non-employee directors, including expense associated with the accelerated vesting of certain employee awards during the third quarter 2026.
(3)
Represents one-time charges within the Production Solutions segment, including (i) termination benefits and related expenses associated with the departures of executive officers during the third quarters of 2026 and 2025 and (ii) a litigation settlement expense during the third quarter of 2025.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) transaction-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Net income	$40,713	$30,944	$34,273
Interest expense	4,856	5,597	2,757
Income tax benefit (provision)	2,129	4,648	(2,208)
Depreciation and amortization	48,907	49,372	38,953
EBITDA	96,605	90,561	73,775
Transaction-related expenses (1)	1,716	66	—
Share-based compensation expense (2)	4,262	3,073	1,479
Non-recurring charges (3)	860	—	1,317
Loss on sale of equipment	422	184	232
Adjusted EBITDA	$103,865	$93,884	$76,803

(1)
Represents transaction-related and business combination expenses associated with the Lifting Solutions acquisition that began to be incurred in the third quarter 2026. These costs were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards granted to our employees and non-employee directors, including expense associated with the accelerated vesting of certain employee awards during the third quarter 2026.
(3)
Represents one-time charges within the Production Solutions segment, including (i) termination benefits and related expenses associated with the departures of executive officers during the third quarters of 2026 and 2025 and (ii) a litigation settlement expense during the third quarter of 2025

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, electric submersible pumps (ESP), conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.
•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales and service revenues.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Production Solutions
Net income	$43,730	$38,296	$31,734
Interest expense	10	176	(1,651)
Income tax benefit (provision)	—	89	—
Depreciation and amortization	32,928	32,197	23,577
EBITDA	76,668	70,758	53,660
Non-recurring charges (3)	860	—	1,317
(Gain) loss on sale of equipment	431	261	283
Adjusted Segment EBITDA	77,959	71,019	55,260

Natural Gas Technologies
Net income	$14,760	$10,502	$9,774
Interest expense	165	170	224
Income tax benefit (provision)	1	—	1
Depreciation and amortization	15,959	17,164	15,369
EBITDA	30,885	27,836	25,368
(Gain) loss on sale of equipment	(9)	(77)	(51)
Adjusted Segment EBITDA	30,876	27,759	25,317

Corporate
Net income	$(17,777)	$(17,854)	$(7,235)
Interest expense	4,681	5,251	4,184
Income tax benefit (provision)	2,128	4,559	(2,209)
Depreciation and amortization	20	11	7
EBITDA	(10,948)	(8,033)	(5,253)
Transaction-related expenses (1)	1,716	66	—
Share-based compensation expense (2)	4,262	3,073	1,479
Adjusted Segment EBITDA	(4,970)	(4,894)	(3,774)
Total Adjusted EBITDA	$103,865	$93,884	$76,803

(1)
Represents transaction-related and business combination expenses associated with the Lifting Solutions acquisition that began to be incurred in the third quarter 2026. These costs were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards granted to our employees and non-employee directors, including expense associated with the accelerated vesting of certain employee awards during the third quarter 2026.
(3)
Represents one-time charges within the Production Solutions segment, including (i) termination benefits and related expenses associated with the departures of executive officers during the third quarters of 2026 and 2025 and (ii) a litigation settlement expense during the third quarter of 2025.

Free Cash Flow; Free Cash Flow Conversion

Free Cash Flow is a non-GAAP measure that we define as cash flow provided by operating activities less additions to property, plant and equipment (which includes both maintenance and growth capital expenditures, but excludes asset acquisitions of a business, and excludes other business acquisitions and equity investments). Management believes this information is important to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and to manage our business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Free Cash Flow is not intended to replace GAAP financial measures. Free Cash Flow Conversion is a non-GAAP measure that we define as Free Cash Flow divided by Adjusted EBITDA. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s cash flows and results of ongoing operations.

A reconciliation of net cash provided by operating activities to Free Cash Flow, as well as Free Cash Flow (Deficit) after net cash paid in acquisitions, is set forth as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$103,101	$82,467	$277,041	$207,194
Additions to property, plant and equipment	(30,710)	(39,663)	(102,569)	(103,283)
Free Cash Flow	$72,391	$42,804	$174,472	$103,911
Net cash paid in acquisitions	—	(71,813)	(161,846)	(71,813)
Free Cash Flow (Deficit) after Net Cash Paid in Acquisition	$72,391	$(29,009)	$12,626	$32,098

Adjusted EBITDA	$103,865	$76,803	$283,283	$228,192
Free Cash Flow Conversion	69.7%	55.7%	61.6%	45.5%

Investor Contact:

Andrew Leonpacher | VP of Finance, Corporate Development, and Investor Relations

investor.relations@flowco-inc.com

(713) 997-4647

Media Contact:

Cheryl Brashear-White | VP of Marketing Communications

cheryl.white@flowco-inc.com

(405) 819-5290

Source: Flowco Holdings Inc.